Exhibit 10.1

Privileged & Confidential

Sixth Amendment to High-Speed Service Agreement

This Sixth Amendment (“Amendment 6”) is entered into this 25th day of September, 2015 (“Amendment 6 Effective Date”) by and between EarthLink, LLC, as successor in interest to EarthLink, Inc., a Delaware limited liability corporation, having an office at 1170 Peachtree Street NE, Suite 900, Atlanta, Georgia  30309 (“EarthLink”) and Time Warner Cable Inc., a Delaware corporation, having an office at 60 Columbus Circle, New York, NY 10023 (“TWC”), and amends the High-Speed Service Agreement between EarthLink and TWC dated June 30, 2006 (as amended) (the “Agreement”). All capitalized terms used in this Amendment and not otherwise defined herein shall have the same meanings set forth in the Agreement.

RECITALS

WHEREAS, EarthLink and TWC desire to amend the terms and conditions set forth in the Agreement to extend the Term by twenty-four (24) months;

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, hereby covenant and agree as follows:

1.                                      Term.  Section 8.1 of the Agreement shall be deleted in its entirety and replaced with the following:

“8.1                         Term.

Other than Sections 3(a)(ii) and (iii), which shall be effective as of the Execution Date, the terms and conditions of this Agreement shall be effective as of November 1, 2006 (the “Effective Date”), and unless earlier terminated as set forth in this Agreement, shall expire on October 31, 2017.

2.                                      Business Services.  Promptly following the Amendment 6 Effective Date, the parties shall work together in good faith to expand the suite of TWC services that EarthLink will promote and sell to its business services customers to include TWC Wi-Fi.

3.                                      Ratification and Confirmation.  Except as specifically provided herein, each of the provisions contained in the Agreement shall remain unchanged, are hereby ratified, confirmed, and remain in full force and effect in all respects.  This Amendment 6 will be governed by and construed and enforced under the internal laws of the State of New York, without regard to principles of conflict of laws.  This Amendment 6 may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.  Signed facsimile copies of this Amendment 6 will legally bind the Parties to the same extent as original documents.

IN WITNESS WHEREOF, the Parties have caused this Amendment 6 to be executed by their duly authorized representatives effective on the Amendment 6 Effective Date.

EarthLink, LLC		Time Warner Cable Inc.

By:	/s/ Bradley A. Ferguson	By:	/s/ John Keib

Name:	Bradley A. Ferguson	Name:	John Keib

Title:	EVP and Managing Director, Consumer and Small Business	Title:	Executive Vice President

Date:	September 29, 2015	Date:	September 28, 2015